Exhibit 10.1

HIGHLY CONFIDENTIAL

FOR SETTLEMENT PURPOSES ONLY

SETTLEMENT TERM SHEET FOR SPECIALTY PRODUCTS HOLDING CORP., BONDEX INTERNATIONAL, INC., AND REPUBLIC POWDERED METALS, INC.

A.	Preliminary Statement

1. This Settlement Term Sheet for Specialty Products Holding Corp., Bondex International, Inc., and Republic Powdered Metals, Inc. (the “Term Sheet”) is executed by and among (a) Specialty Products Holding Corp. (“SPHC”) and Bondex International, Inc. (“Bondex” and together with SPHC, the “Debtors”); (b) Republic Powdered Metals, Inc. (“Republic”), (c) the Asbestos Claimants’ Committee appointed in the Debtors’ bankruptcy cases, both in its capacity as the official asbestos claimants’ committee in such cases and in its capacity as the ad hoc asbestos claimants’ committee selected for the purpose of negotiating a pre-packaged or pre-negotiated plan of reorganization for Republic (in both capacities, the “Committee”), and counsel for each member of the Committee both in the capacity as counsel for members of the official asbestos claimants’ committee in the Debtors’ bankruptcy cases and as counsel for the members of the ad hoc asbestos claimants’ committee with respect to Republic (in both capacities, each a “Committee Member’s Counsel” and, collectively, the “Committee Members’ Counsel”); (d) Eric Green, both in his capacity as the Future Claimants’ Representative appointed in the Debtors’ bankruptcy cases and in his capacity as the future claimants’ representative selected by Republic and the Committee for the purpose of negotiating a pre-packaged or pre-negotiated plan of reorganization for Republic (in both capacities, the “FCR”), and (e) RPM International Inc. (“RPMI” and, collectively with the Debtors, Republic, the Committee and the Committee Members’ Counsel, and the FCR, the “Parties”).

2. This Term Sheet sets forth the essential terms on which the Parties have agreed to settle the liability of the Debtors and Republic for Asbestos Personal Injury Claims (as such term is defined below).

3. The implementation of the settlement set forth in this Term Sheet is subject to (a) the negotiation and execution of definitive documentation in the form of a consolidated plan of reorganization and related documents for the Debtors and Republic (the “Plan”), (b) the filing of a chapter 11 bankruptcy case by Republic in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), (c) the entry by the Bankruptcy Court, the United States District Court for the District of Delaware (the “District Court”), or the Bankruptcy Court and District Court acting jointly of an order confirming the Plan (the “Confirmation Order”), and (d) in the event the Confirmation Order is entered only by the Bankruptcy Court, the entry of a separate order by the District Court affirming the Confirmation Order.

B.	Funding of Personal Injury Trust

1. On the effective date (“Effective Date”) of the Plan, which will occur as soon as reasonably practicable after the entry of the Confirmation Order or, in the event the Confirmation Order is entered only by the Bankruptcy Court, the entry of a separate order by the District Court affirming the Confirmation Order, the Debtors1, Republic, and RPMI will make or cause to be made a $447.5 million cash payment to a qualified settlement trust (the “Trust”) created for the compensation of holders of Asbestos Personal Injury Claims.

2. On the Effective Date, the Debtors, Republic, and RPMI, as co-obligors, will issue to the Trust one or more promissory notes in the aggregate principal amount of $347.5 million (the “Note”)2. The Note will (a) bear no interest, (b) mature on the fourth anniversary of the Effective Date, (c) be secured by a pledge of 100 percent of the equity of the Debtors and Republic (the “Equity Pledge”), and (d) provide for the following scheduled principal payments to the Trust, in each case, payable in the form of cash, shares of common stock of RPMI or a combination thereof:

a) on or before the second anniversary of the Effective Date, $102.5 million;

b) on or before the third anniversary of the Effective Date, $120 million; and

c) on or before the fourth anniversary of the Effective Date, $125 million.

3. The determination of whether to make any payment under the Note in cash, shares of common stock of RPMI or a combination thereof shall be made by RPMI in its sole discretion. For purposes of any contribution, the per share value of any shares of common stock of RPMI contributed to the Trust shall be conclusively deemed to equal the average last reported sale price of a share of RPMI common stock on the New York Stock Exchange for a period of 30 consecutive trading days ending five trading days prior to the date that such contribution is made (the “Reference Price”). Pursuant to a registration rights agreement containing customary terms, including without limitation customary black-out periods (all such terms must be reasonably acceptable to the Parties), upon the issuance of any shares of RPMI common stock to the Trust, RPMI, at its expense, shall as promptly as practicable thereafter prepare, file and cause to be effective a shelf registration statement under the Securities Act of 1933 (the “Securities Act”) covering the resale of such shares by the Trust. The Trust

[1]	Bondex may be merged into SPHC on the Effective Date, but no other mergers or acquisitions involving SPHC, Bondex or Republic shall be implemented prior to the Effective Date without the written consent of the Committee and the FCR, which consent shall not be unreasonably withheld.
[2]

The Note will provide that it will be equally and ratably secured with any subsequent secured indebtedness of RPMI, excluding any refinancing of existing secured debt of RPMI up to the same amount, secured debt incurred in respect of subsequent acquisitions, purchase money mortgages, and credit facilities secured by working capital.

agrees to dispose of all such shares only at such times, in such amounts, in such a manner and through such brokers, dealers, underwriters or other intermediaries as RPMI may designate, in its sole discretion. RPMI agrees that it will use commercially reasonable efforts to facilitate the orderly disposition of such shares, at its expense, within 120 days of the later of the date of their issuance or the effective date of the registration statement. In the event that the cumulative aggregate proceeds received for all shares issued to the Trust with respect to any payment under the Note, after payment of all associated underwriting fees and costs associated with the sale of the stock (the “Net Proceeds”) shall be less than the amount determined by multiplying the total number of shares issued to the Trust by the Reference Price (the “Reference Proceeds”), RPMI shall promptly make a cash payment to the Trust in an amount equal to the excess of the Reference Proceeds over the Net Proceeds. In the event that the Net Proceeds exceed the Reference Proceeds, the amount by which the Net Proceeds exceed the Reference Proceeds shall be credited against the next installment payment due under the Note, provided that if there is no subsequent installment payment, the Trust shall promptly make a cash payment to RPMI in the amount by which the Net Proceeds exceed the Reference Proceeds. In the event that RPMI is unable to sell the stock contributed to the Trust within the above-referenced 120-day period, but in any event no later than 150 days from the date of issuance, the Trust shall thereafter have, during the five day period following the earlier of the expiration of such 120-day period or 150 days from issuance, the right, by written notice to RPMI, to put any unsold shares back to RPMI at a price equal to the remaining balance of the Reference Proceeds. Such amount shall be paid to the Trust within 10 days of receipt of the written notice.

4. The failure by the Debtors, Republic, and RPMI to make any of the scheduled payments described in Section B.2 above when due shall constitute a default under the Note (“Payment Default”). If a Payment Default is not remedied within 30 days after the Debtors, Republic, and RPMI have received written notice of such Payment Default from the Trust, such Payment Default shall constitute an event of default under the Note (“Payment Event of Default”). Upon the occurrence of a Payment Event of Default, the Trust may, upon written notice to the Debtors, Republic, and RPMI, accelerate all scheduled payments under the Note that are then unpaid. Upon acceleration, the Trust’s remedies shall be (a) execution and collection on a confession of judgment to be provided in connection with the Note, which judgment shall include reimbursement of the reasonable attorneys’ fees and costs incurred by the Trust in collecting the amount owed under the Note and (b) foreclosure on the Equity Pledge3. During any period in which a Payment Default has occurred and is continuing (but has not yet

[3]

Neither a Payment Default nor a Payment Event of Default shall provide a basis for the Trust to contend that a material breach of the Plan has occurred and/or that any Protected Party, including RPMI, is no longer entitled to any of the protections provided to such Protected Party pursuant to the Plan, including without limitation the protections of the channeling injunction under section 524(g) of the Bankruptcy Code, the related indemnification by the Trust, and the settlement of the estate claims.

resulted in a Payment Event of Default), interest shall accrue at a per annum rate of 2 percent on the amount of the scheduled principal payment that is past due. During any period in which a Payment Event of Default has occurred and is continuing, interest at a per annum rate of 2 percent shall accrue on the aggregate amount of all unpaid scheduled principal payments. If any person, legal entity or “group” (within the meaning of the U.S. Securities and Exchange Act) acquires a majority of the voting shares of RPMI, the Trust may, upon prior written notice to RPMI, accelerate all outstanding principal and accrued interest under the Note.

5. If the Effective Date of the Plan does not occur prior to October 31, 2015 (the “Interest Trigger Date”), the aggregate funding amount of $795 million shall be deemed to accrue simple interest at the rate of 3.45 percent per annum from and after the Interest Trigger Date through the Effective Date. Such deemed accrued interest shall be added to each of the funding amounts described in Section B.2 above based on the proportion of each funding amount to the total funding amount.

6. The Debtors and Republic, together with the Committee and the FCR, will seek authority from the Bankruptcy Court to authorize the Debtors and Republic to pay up to $1 million in the aggregate, without further application or court order, to trust representatives and professionals identified by the Committee and the FCR. Such funds shall be used to compensate the representatives and professionals for services performed and expenses incurred by them in ensuring that the Trust becomes fully operational as soon as possible after the Effective Date. Such authority will be sought by motion, which shall be filed with the Bankruptcy Court within 30 days after the execution of this Term Sheet. Subject to any requirements imposed by the Bankruptcy Court, all fees and expenses of such Trust representatives and professionals approved by the Committee and the FCR shall be paid within 30 days after submission of an invoice to the Debtors and Republic.

C.	Permanent Channeling Injunction, Settlement, and Release of Estate Claims

1. The Plan shall be confirmed pursuant to section 524(g) of the Bankruptcy Code. The Confirmation Order will permanently and forever stay, restrain, and enjoin any entity4 from taking any action under any legal or equitable theory for the purpose of directly or indirectly collecting, recovering or receiving payment of, on or with respect to any Asbestos Personal Injury Claim from any Protected Party (as such term is defined below). All Asbestos Personal Injury Claims shall be channeled to the Trust for resolution pursuant to a trust agreement and asbestos personal injury trust distribution procedures, which agreement and procedures shall be (a) acceptable in all respects to the Committee and the FCR and (b) consistent with section 524(g) of the Bankruptcy Code and the terms of the Plan.

[4]	The term “entity” is defined in the same manner as such term is defined in the Bankruptcy Code.

2. The Plan will provide that the Trust will protect, defend, indemnify and hold harmless each Protected Party from and against any Asbestos Personal Injury Claim. The Trust shall have all defenses, cross-claims, offset and recoupment rights, as well as rights of indemnification, contribution, subrogation and similar rights, regarding Asbestos Personal Injury Claims that any Debtor or Protected Party has under applicable law.

3. “Asbestos Personal Injury Claims” shall mean any and all claims, commitments, obligations, suits, judgments, damages (whether compensatory, exemplary, punitive or otherwise), demands, debts, causes of action and liabilities of any kind or nature, of or against either of the Debtors, Republic, or any Protected Party, to the full extent of the Debtors’ and Republic’s liability, whether liquidated or unliquidated, fixed or contingent, direct or indirect, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, now existing or hereafter arising, in law, equity or otherwise (including without limitation under piercing the corporate veil, alter ego, successor liability, fraudulent conveyance, conspiracy, enterprise liability, market share, joint venture, loss of consortium, medical monitoring, wrongful death, survivorship, or any legal or equitable theory) (collectively, “Claims”), relating to death, bodily injury, sickness, disease, emotional distress, fear of cancer, medical monitoring or other personal injuries (whether physical, emotional or otherwise) arising out of, based upon or resulting from, directly or indirectly, in whole or in part, the presence of or exposure to asbestos or asbestos-containing products or things designed, marketed, manufactured, fabricated, constructed, sold, supplied, produced, installed, maintained, serviced, specified, selected, repaired, removed, replaced, released, distributed, or in any other way made available, or present at any premises owned, leased, occupied or operated, by either of the Debtors or Republic or any other entity for whose products, acts, omissions, business, or operations (collectively, “Conduct”) either of the Debtors or Republic has liability or is alleged to have liability, to the extent arising, directly or indirectly, from Conduct of the Debtors or Republic (including Conduct of any other entity, including the Reardon Company, for whose Conduct the Debtors or Republic have or are alleged to have liability, to the extent of the Debtors’ or Republic’s liability for such Conduct), including without limitation (a) any and all Asbestos Personal Injury Indirect Claims (as such term is defined below) and (b) any and all Claims under agreements entered into by or on behalf of the Debtors and/or Republic prior to the petition date in settlement of Asbestos Personal Injury Claims. For the purpose of this definition, Asbestos Personal Injury Claims shall not include any claim by any present or former employee of either of the Debtors or Republic for benefits under a policy of workers’ compensation insurance or for benefits under any state or federal workers’ compensation statute or other statute providing compensation to an employee from an employer. For avoidance of doubt, an Asbestos Personal Injury Claim includes any Claim that seeks to impose liability upon a Protected Party for, or to satisfy in whole or in part, an Asbestos Personal Injury Claim, based upon such doctrines as piercing the corporate veil, agency, alter ego, fraudulent conveyance, or successor liability5.

[5]	The Parties agree that Asbestos Personal Injury Claims will not include any liability of the Affiliates for their own asbestos or asbestos-containing products.

4. Subject to the caveat in the second sentence of this paragraph, “Asbestos Personal Injury Indirect Claims” shall mean any and all Claims for contribution, reimbursement, subrogation or indemnification, or any other indirect or derivative recovery, on account of or with respect to any Asbestos Personal Injury Claim. Notwithstanding the foregoing, any claims of the Protected Parties under the indemnification described in section C.2 above shall not be treated as an Asbestos Personal Injury Indirect Claim or an Asbestos Personal Injury Claim, and the Trust shall pay such Protected Party claims in full.

5. “Protected Party” shall mean any of the following parties:

a) The Debtors, the reorganized Debtors, Republic, reorganized Republic, and any affiliates of the foregoing as listed on Exhibit A to this Term Sheet (collectively, the “Affiliates”), including without limitation RPMI;

b) Current and former directors, officers, and employees of the Debtors and the reorganized Debtors, Republic and reorganized Republic, and the Affiliates, including without limitation RPMI, solely in their capacity as such;

c) As of the date of execution of this Term Sheet, current and former shareholders of the Debtors, Republic, and the Affiliates, including without limitation RPMI, solely in their capacity as such;

d) Current and former legal, accounting and tax advisors of the Debtors and the reorganized Debtors, and Republic and reorganized Republic, and the Affiliates, including without limitation RPMI, solely in their capacity as such;

e) Entities that, pursuant to the Plan or on or after the Effective Date, become a direct or indirect transferee of, or successor to, any assets of any Debtor or reorganized Debtor, Republic or reorganized Republic, or the Trust, but only to the extent that liability is asserted to exist by reason of such entity becoming such a transferee or successor;

f) Entities that, pursuant to the Plan or on or after the Effective Date, make a loan to any Debtor or reorganized Debtor, Republic or reorganized

Republic, or the Trust or to a successor to, or transferee of, any assets of any Debtor or reorganized Debtor, Republic or reorganized Republic, or the Trust, but only to the extent that liability is asserted to exist by reason of it becoming such a lender;

g) Entities that are alleged to be directly or indirectly liable for the conduct of, claims against, or demands on any Debtor or reorganized Debtor, Republic or reorganized Republic, or the Trust to the extent that such alleged liability arises by reason of one or more of the following:

(1) Such entity’s ownership of a financial interest in any Debtor, reorganized Debtor, Republic or reorganized Republic, any past or present affiliate of any them, or any predecessor in interest of any of them;

(2) Such entity’s involvement in the management of any Debtor, reorganized Debtor, Republic or reorganized Republic, or any predecessor in interest of any of them;

(3) Such entity’s service as an officer, director or employee of any Debtor, reorganized Debtor, Republic or reorganized Republic, any past or present affiliate of any of them, or any predecessor in interest of any of them, or any entity that owns or at any time has owned a financial interest in any Debtor, reorganized Debtor, Republic or reorganized Republic, any past or present affiliate of any of them, or any predecessor in interest of any of them;

(4) Such entity’s provision of insurance to any Debtor, reorganized Debtor, Republic or reorganized Republic, any past or present affiliate of any of them, or any predecessor in interest of any of them, or any entity that owns or at any time has owned a financial interest in any Debtor, reorganized Debtor, Republic or reorganized Republic, any past or present affiliate of any of them, or any predecessor in interest of any of them; and

(5) Such entity’s involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of any Debtor, reorganized Debtor, Republic or reorganized Republic, any past or present affiliate of any of them, any predecessor in interest of any of them, or any entity that owns or at any time has owned a financial interest in any Debtor, reorganized Debtor, Republic or reorganized Republic, any past or present affiliate of any of them, or any predecessor in interest of any of them.

6. The Plan shall also contain a settlement of all estate claims the Debtors and Republic have or may have against the Protected Parties, including RPMI and,

in the Debtors’ chapter 11 cases, the other parties from whom tolling agreements have been obtained, including without limitation those based upon a legal or equitable theory of liability in the nature of veil piercing, alter ego, successor liability, vicarious liability, fraudulent transfer, malpractice, breach of fiduciary duty, waste, fraud, conspiracy or otherwise, and the Plan and the confirmation order shall provide for a full release of such claims against all such parties. To be treated as a Protected Party and a party to the foregoing settlement, each party that previously executed a tolling agreement must, if necessary to extend such tolling agreement through the Effective Date, amend its tolling agreement (the terms of such amendment shall be reasonably acceptable to the Parties) to provide for an extension of the tolling period through 30 days after the termination of this Term Sheet or, if the Term Sheet is not terminated, the occurrence of the Effective Date.

D.	Certain Matters Relating to the Plan

1. Republic will file its own chapter 11 case in the Bankruptcy Court, and such case will be jointly administered with the Debtors’ bankruptcy cases.

2. The Parties agree that it is appropriate for (a) the Committee, its counsel and advisors to represent current asbestos personal injury claimants of Republic and (b) the FCR, his counsel and advisors to represent future asbestos personal injury claimants of Republic. The Parties further agree that it is appropriate for the Debtors’ counsel and advisors to represent Republic.

3. The Parties agree to jointly seek and/or support the appointment of the Committee and the FCR as the official asbestos claimants’ committee and the court-appointed future claimants’ representative, respectively, in Republic’s bankruptcy case. Similarly, the Parties agree to jointly seek and/or support Bankruptcy Court approval of the counsel and advisors to the Committee, the FCR and the Debtors as the counsel and advisors to the Committee, the FCR, and Republic, respectively, in the Republic bankruptcy case.

4. Counsel for the Debtors, the Committee, and the FCR will work cooperatively in making any necessary disclosures in the Debtors’ bankruptcy cases with respect to their roles and the roles of other advisors in connection with the resolution of Asbestos Personal Injury Claims against Republic.

5. The Debtors and Republic, with the support of the Committee and the FCR, will seek authority to set a bar date for claims other than Asbestos Personal Injury Claims. Such bar date shall be no later than 10 days prior to the date of the confirmation hearing. To eliminate any possibility of a delay of the Effective Date, the Plan will specifically provide that confirmation and the Effective Date will occur irrespective of whether any claims allowance process or litigation has been completed.

6. Asbestos Personal Injury Claims against Republic shall be (a) channeled to the Trust, (b) included in the trust distribution procedures applicable to the Debtors’ current and future asbestos personal injury claimants, and (c) entitled to be evaluated for distribution by the Trust.

7. Except for the class or classes of holders of Asbestos Personal Injury Claims, all classes of allowed claims and interests against or in the Debtors or Republic will be passed through, reinstated or paid in full in cash with any applicable interest. To the extent the Debtors or Republic and any creditor thereof cannot reach agreement with respect to interest, the Bankruptcy Court shall adjudicate the issue.

8. The Plan shall include the plans of reorganization for the Debtors and Republic, and the Effective Date of the Plan shall be conditioned on the effective date of the plan of reorganization for NMBFil. The disclosure statement related to the Plan shall likewise include appropriate disclosure with respect to the Debtors and Republic, and the solicitation procedures shall include claimants and creditors of the Debtors and Republic.

9. The Parties will work cooperatively to include in the Plan terms, provisions, and conditions that (a) will effectuate the agreements contained in this Term Sheet, (b) satisfy the requirements of section 524(g) of the Bankruptcy Code, and (c) are otherwise determined to be appropriate or necessary. The Parties agree that the Debtors and Republic will assume responsibility for drafting the Plan, the disclosure statement and any other documents related to the Plan and disclosure statement other than any documents associated with the Trust. The Parties further agree that the Committee and the FCR will assume responsibility for drafting all documents associated with the Trust, including without limitation the trust agreement and the trust distribution procedures. The final forms of the Plan, the disclosure statement and all other documents related to the Plan drafted by the Debtors and Republic must be reasonably acceptable to the Parties.

10. On the Effective Date or as soon thereafter as is practicable, the Debtors and Republic shall transfer, or cause to be transferred, to the Trust the books and records of the Debtors and Republic that are necessary for the defense of Asbestos Personal Injury Claims, including without limitation the historical asbestos personal injury claims database maintained by the Debtors and Republic, deposition transcripts, product identification evidence, claims settlement and payment information, and indexes and summaries relating to any such documents.

11. The Parties will work cooperatively to provide appropriate due process for all known and unknown creditors and claimants of the Debtors.

12. RPMI may not assert any claim against the Trust for contribution, reimbursement, subrogation or indemnification on account of or with respect to (a) any asbestos personal injury claim paid by the Debtors, Republic and/or RPMI prior to the petition dates in the Debtors’ and Republic’s bankruptcy cases and (b) the funding of the Trust by the Debtors, Republic, or RPMI as contemplated in Part B of this Term Sheet.

13. The Plan and the Confirmation Order shall provide for a full release of any claims the Debtors, Republic or RPMI may have against (a) asbestos personal injury claimants who received payments in respect of their claims from the Debtors, Republic, RPMI, or any predecessor or affiliate of the Debtors, Republic or RPMI prior to the respective petition dates and (b) their professionals (but only with respect to their representation of or work for the claimants in connection with such payments), including without limitation claims or causes of action to recover preferences or fraudulent conveyances, to the fullest extent permitted by applicable law.

14. To the fullest extent permitted by applicable law, the Plan and the Confirmation Order shall (a) provide for a full release by claimants and creditors of the Debtors and Republic who vote in favor of the Plan of all claims arising on or before the Effective Date that such claimants and creditors may have against the Parties and their professionals (acting in such capacity) and (b) exculpate the Parties and their professionals (acting in such capacity) from any liability to any entity for any act taken or omitted to be taken in connection with the Plan, the disclosure statement, or any document created or entered into in connection with the Plan.

E.	Cooperation, Confidentiality, and Settlement

1. The Parties shall use their commercially reasonable best efforts to support prompt confirmation and consummation of the Plan with the terms described above, and to not directly or indirectly support efforts by other parties to oppose prompt confirmation of the Plan.

2. After the execution of this Term Sheet, the Parties will, as necessary, seek a stay or continuance of all matters relating to (a) the estimation appeal, (b) the asbestos claims bar date, and (c) the pending disclosure statements and plans of reorganization until the occurrence of the Effective Date or the termination of this Term Sheet. Further, during the same time period, the Parties shall not take any action with respect to the alleged estate claims or any other claim against RPMI or any of the Protected Parties, except that such prohibition shall not apply to any Protected Party that fails to amend its tolling agreement as contemplated in section C.6 of this Term Sheet.

3. The Parties shall treat all negotiations regarding this Term Sheet as confidential. Without the prior written consent of all the Parties and until such time as the Term Sheet is publicly disclosed by RPMI as provided below, neither the contents nor the existence of this Term Sheet shall be disclosed by any Party, either orally or in writing, except to its members, directors, officers, employees, legal counsel, financial advisors, accountants and clients on a confidential basis, when necessary to comply with court orders or Securities and Exchange Commission reporting requirements, or in an action to enforce the terms and conditions of the Term Sheet itself. In addition, RPMI may, in its sole discretion, disclose this Term Sheet or the terms of this Term Sheet (a) to potential financing sources; (b) as it determines is necessary to comply with its disclosure obligations under the federal securities laws, Securities and Exchange Commission regulations thereunder and the rules and regulations of the New York Stock Exchange, including, without limitation, the issuance of a press release and a Form 8-K filing upon full execution of this Term Sheet, participation in an investor conference call subsequent to the issuance of the press release to discuss the terms and conditions of this Term Sheet (and the preparation of related presentation materials); and (c) as it determines is necessary to obtain Bankruptcy Court or District Court, as applicable, approval of the Term Sheet and the Plan, as set forth herein, or to otherwise comply with or as otherwise may be necessary to permit its directors and officers to fulfill their fiduciary duties. RPMI will provide counsel to the Committee and counsel to the FCR an opportunity to review any press release relating to this Term Sheet prior to its issuance.

4. Further, without the prior written consent of all the Parties, the contents of any documents contemplated hereby shall not be disclosed by any Party, either orally or in writing, except to its members, directors, officers, employees, legal counsel, financial advisors, accountants and clients on a confidential basis, when necessary to comply with court orders, when required to commence or proceed with approval and consummation of the settlement in the Bankruptcy Court or the District Court or, in RPMI’s case only, when necessary to comply with its disclosure obligations under the federal securities laws, Securities and Exchange Commission regulations thereunder and the rules and regulations of the New York Stock Exchange. The contents of these documents shall be used solely for the purpose of consummating the settlement contemplated hereunder. Any members, directors, officers, employees, legal counsel, financial advisors, accountants and clients receiving the information shall similarly maintain the confidentiality of the contents of any documents contemplated hereby upon the same terms, and use these contents solely for the purpose of consummating the settlement contemplated hereunder.

5. Neither this Term Sheet nor the settlement set forth herein constitutes, and shall not be construed, interpreted or otherwise read to constitute any admission by (a) either of the Debtors, Republic or RPMI, or (b) the Committee, the Committee Members’ Counsel or the FCR.

6. This Term Sheet and the settlement set forth herein shall be governed by the laws of the state of Delaware.

7. This Term Sheet may be amended only by written agreement executed by all the Parties.

8. This Term Sheet may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

F.	Termination of the Term Sheet

1. This Term Sheet may be terminated at any time by the written agreement of all the Parties.

2. Unless all the Parties consent in writing to extend such date (and such consent shall not be unreasonably withheld), this Term Sheet shall also automatically terminate if the Plan is not filed by October 31, 2014.

3. Upon a termination under sections F.1 or F.2 above, the Term Sheet shall be of no further force or effect.

G.	Execution Date

This Term Sheet is executed as of July 26, 2014.

AGREED TO AND ACCEPTED BY:

SPHC

By:	/s/ Stephen J. Knoop
Name:	Stephen J. Knoop
Title:	Chairman and CEO

BONDEX

By:	/s/ Stephen J. Knoop
Name:	Stephen J. Knoop
Title:	Chairman and CEO

REPUBLIC

By:	/s/ Edward W. Moore
Name:	Edward W. Moore
Title:	Secretary

RPMI

By:	/s/ Frank C. Sullivan
Name:	Frank C. Sullivan
Title:	Chairman and CEO

THE COMMITTEE

By:	/s/ Natalie D. Ramsey
Name:	Natalie D. Ramsey
Title:	Counsel to the Official Committee of Asbestos Personal Injury Claimants

THE FCR

By:	/s/ Eric D. Green
Name:	Eric D. Green
Title:	Legal Representative for the Future Claimants

THE COMMITTEE MEMBERS’ COUNSEL

James L. Ferraro, Esq., The Ferraro Law Firm, P.A., on behalf of Myron Butler

By:	/s/ James L. Ferraro
Name:	James L. Ferraro
Title:	President

Robert E. Paul, Esq., Paul Reicht & Myers, P.C., on behalf of Deborah Papaneri as representative for the Estate of Charles Papaneri

By:	/s/ Robert E. Paul
Name:	Robert E. Paul
Title:	President of Paul, Reich & Myers, P.C.

Bruce E. Mattock, Esq, Goldberg, Persky & White, P.C., on behalf of James L. Mongolluzzo

By:	/s/ Bruce E. Mattock
Name:	Bruce E. Mattock
Title:	Shareholder/Treasurer

Jeffrey B. Simon, Esq., Simon Greenstone Panatier Bartlett, PC,
on behalf of Roy and Wanda Leggett

By:	/s/ Jeffrey Simon
Name:	Jeffrey Simon
Title:	Shareholder

Ethan Early, Esq., The Early Law Firm, LLC,
on behalf of Antonietta DiMeglio

By:	/s/ Ethan Early
Name:	Ethan Early
Title:	Member

Constantine Paul Venizelos, Esq., Kelly & Ferraro LLP, on behalf of Lloyd H. Lohr

By:	/s/ Constantine Venizelos
Name:	Constantine Venizelos
Title:	Attorney

Peter A. Kraus, Esq., Waters & Kraus, LLP,
on behalf of David A. Kalil

By:	/s/ Peter A. Kraus
Name:	Peter A. Kraus
Title:	Managing Partner

John Barry Julian, Esq., Gori Julian & Assoc., P.C., on behalf of Victor Dillbeck

By:	/s/ John Barry Julian
Name:	John Barry Julian, by Wendy M. Julian
Title:	Attorney, Gori Julian & Associates

Robert W. Phillips, Esq., Simmons Hanly Conroy LLC, on behalf of Charles A. Wilson

By:	/s/ Robert W. Phillips
Name:	Robert W. Phillips
Title:	Counsel for Charles A. Wilson

John D. Cooney, Esq., Cooney & Conway,
on behalf of Zdenek Machalka, who serves as
Chair of the Asbestos Personal Injury Committee

By:	/s/ John D. Cooney
Name:	John D. Cooney
Title:	Chair

Brian T. Fitzpatrick, Esq., Belluck & Fox, LLP,
on behalf of David Eggers as representative for the Estate of Jane Young

By:	/s/ Brian T. Fitzpatrick
Name:	Brian T. Fitzpatrick
Title:	Counsel to David Eggers